April 20, 2007

FOR IMMEDIATE RELEASE

OAK Financial Corporation Announces 10% Stock Dividend

Byron Center, Michigan – April 20, 2007 — OAK Financial Corporation (OKFC), the holding company for Byron Bank, announced that its board of directors declared a 10% stock dividend, to be paid May 31, 2007, to stockholders of record on May 15, 2007. The regular quarterly cash dividend will be maintained at $0.22 per share. Shareholders of record will receive a ten percent increase in the regular cash dividend resulting from the shares issued in conjunction with the stock dividend.

OAK Financial Corporation owns Byron Bank, which operates 13 branches in West Michigan, Byron Investment Services, a full service provider of investment and retirement products, and Byron Insurance Agency, a provider of personal and commercial lines of insurance.

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For more information, please contact:

Patrick K. Gill, President & CEO at (616) 588-7420, or James A. Luyk, Chief Operating Officer at (616) 588-7419 OAK Financial Corporation, Byron Center, Mich.